EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Foothill Independent Bancorp on Form S-8 of our report dated January 24, 2003, appearing in the Annual Report on Form 10-K of Foothill Independent Bancorp, for the year ended December 31, 2002.

/s/ VAVRINEK, TRINE, DAY & CO., LLP
VAVRINEK, TRINE, DAY & CO., LLP
Rancho Cucamonga, California
March 1, 2004